UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 14, 2026

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22513	91-1646860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210

(Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMZN	The Nasdaq Stock Market LLC
Floating Rate Notes due 2028	—	The Nasdaq Stock Market LLC
2.800% Notes due 2028	—	The Nasdaq Stock Market LLC
3.100% Notes due 2030	—	The Nasdaq Stock Market LLC
3.350% Notes due 2032	—	The Nasdaq Stock Market LLC
3.700% Notes due 2035	—	The Nasdaq Stock Market LLC
4.050% Notes due 2039	—	The Nasdaq Stock Market LLC
4.450% Notes due 2045	—	The Nasdaq Stock Market LLC
4.850% Notes due 2064	—	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 7.01.  REGULATION FD DISCLOSURE.

On April 14, 2026, Amazon.com, Inc. (the “Company”) and Globalstar, Inc., a Delaware corporation (“Globalstar”), issued a joint press release announcing they have entered into a definitive merger agreement for the Company to acquire Globalstar on the terms and subject to the conditions set forth in the merger agreement. The transaction is subject to the satisfaction of certain closing conditions, including receipt of required regulatory approvals. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release dated April 14, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Susan K. Jong
Susan K. Jong
Vice President and Secretary

Dated: April 14, 2026

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